UNITED LIFE & ANNUITY INSURANCE COMPANY (the "Company"), Baton Rouge, Louisiana, agrees to provide benefits to the Owner, subject to the provisions set forth in this Contract and in consideration of Purchase Payments received from the Owner.

RIGHT TO EXAMINE CONTRACT: Within 10 days of the date of receipt of this Contract by the Owner, it may be returned by delivering or mailing it to United Life & Annuity Insurance Company, III United Plaza, 8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809-2264. When the contract is received by the Company, it will be voided as if it had never been in force. The Company will refund the greater of Purchase Payments, less withdrawals, or the Owner's Contract Value computed at the end of the Valuation Period during which this Contract is received by the Company at Baton Rouge, Louisiana. For the 15 days following the date this Contract was issued, Purchase Payments may be allocated to a Money Market Sub-Account except for any portion of your Purchase Payment which you selected to be allocated to the Fixed Account and/or the Interest Adjustment Account. At the end of 15 days, the Owner's Contract Value will be allocated to the Sub-Accounts of the Separate Account, the Fixed Account and the IA Account in accordance with the election made by the Owner.

       THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY

         SECRETARY                                                     PRESIDENT

                 INDIVIDUAL FIXED AND VARIABLE ANNUITY CONTRACT

                                Nonparticipating

WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


ULV-AN-6008




UNITED LIFE & ANNUITY INSURANCE COMPANY (the "Company"), Baton Rouge, Louisiana, agrees to provide benefits to the Owner, subject to the provisions set forth in this Contract and in consideration of Purchase Payments received from the Owner.

RIGHT TO EXAMINE CONTRACT: Within 20 days of the date of receipt of this Contract by the Owner, it may be returned by delivering or mailing it to United Life & Annuity Insurance Company, III United Plaza, 8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809-2264. When the contract is received by the Company, it will be voided as if it had never been in force. The Company will refund the greater of Purchase Payments, less withdrawals, or the Owner's Contract Value computed at the end of the Valuation Period during which this Contract is received by the Company at Baton Rouge, Louisiana. For the 25 days following the date this Contract was issued, Purchase Payments may be allocated to a Money Market Sub-Account except for any portion of your Purchase Payment which you selected be allocated to the Fixed Account and/or the Interest Adjustment Account. At the end of 25 days, the Owner's Contract Value will be allocated to the Sub-Accounts of the Separate Account, the Fixed Account and the IA Account in accordance with the election made by the Owner.

       THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY

         SECRETARY                                                  PRESIDENT

                 INDIVIDUAL FIXED AND VARIABLE ANNUITY CONTRACT

                                Nonparticipating

WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


ULV-AN-6008




                                TABLE OF CONTENTS

CONTRACT SCHEDULE.........................................................4

DEFINITIONS...............................................................9

PURCHASE PAYMENT PROVISIONS..............................................12
         PURCHASE PAYMENTS...............................................12
         ALLOCATION OF PURCHASE PAYMENTS.................................12

SEPARATE ACCOUNT PROVISIONS..............................................12
         THE SEPARATE ACCOUNT............................................12
         VALUATION OF ASSETS.............................................12
         ACCUMULATION UNITS..............................................12
         ACCUMULATION UNIT VALUE.........................................13
         MORTALITY AND EXPENSE RISK CHARGE...............................13
         ADMINISTRATIVE CHARGE...........................................13
         DISTRIBUTION EXPENSE CHARGE.....................................13

IA ACCOUNT...............................................................14
         IA ACCOUNT......................................................14
         INTEREST TO BE CREDITED.........................................14
         GUARANTEE PERIOD................................................14
         MULTIPLE GUARANTEE PERIODS......................................14
         CHANGE IN GUARANTEE PERIOD......................................14
         INTEREST ADJUSTMENT.............................................15
         IA ACCOUNT VALUES...............................................15

FIXED ACCOUNT PROVISIONS.................................................15
         FIXED ACCOUNT VALUES............................................15
         INTEREST TO BE CREDITED.........................................16

CONTRACT  VALUE......................................................... 16

CONTRACT MAINTENANCE CHARGE..............................................16
         DEDUCTION FOR CONTRACT MAINTENANCE CHARGE.......................16

TRANSFERS................................................................16
         TRANSFERS PRIOR TO THE ANNUITY DATE.............................16

WITHDRAWAL PROVISIONS....................................................17
         WITHDRAWALS.....................................................17
         CONTINGENT DEFERRED SALES CHARGE................................17

PROCEEDS PAYABLE ON DEATH................................................18
         DEATH OF OWNER DURING THE ACCUMULATION PERIOD ..................18
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD ............18
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD............18
         DEATH OF OWNER DURING THE ANNUITY PERIOD........................19
         DEATH OF ANNUITANT..............................................19
         PAYMENT OF DEATH BENEFIT........................................19
         BENEFICIARY.....................................................19
         CHANGE OF BENEFICIARY...........................................20

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.............................20

OWNER, ANNUITANT,  ASSIGNMENT PROVISIONS.................................20
         OWNER...........................................................20
         JOINT OWNER.....................................................20
         ANNUITANT.......................................................20
         ASSIGNMENT OF A CONTRACT........................................21

ANNUITY PROVISIONS.......................................................21
         GENERAL.........................................................21
         ANNUITY DATE....................................................21
         SELECTION OF AN ANNUITY OPTION..................................21
         FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS........................21
         ANNUITY OPTIONS.................................................21
               OPTION A. LIFE ANNUITY....................................21
               OPTION B. LIFE ANNUITY WITH PERIODS CERTAIN...............21
               OPTION C. JOINT AND SURVIVOR ANNUITY......................22

         FIXED ANNUITY...................................................22
         MORTALITY TABLES................................................22

GENERAL PROVISIONS.......................................................22
         THE CONTRACT....................................................22
         MISSTATEMENT OF AGE.............................................22
         INCONTESTABILITY................................................22
         MODIFICATION....................................................22
         NON-PARTICIPATING...............................................22
         EVIDENCE OF SURVIVAL............................................23
         PROOF OF AGE....................................................23
         PROTECTION OF PROCEEDS..........................................23
         REPORTS ........................................................23
         TAXES...........................................................23
         REGULATORY REQUIREMENTS.........................................23



                                CONTRACT SCHEDULE

                                         Home Office:

                                         United Life & Annuity Insurance Company
                                         8545 United Plaza Blvd.
                                         P.O. Box 260100
                                         Baton Rouge, LA  70826-0100

CONTRACT OWNER:  [DOE DANIEL]            CONTRACT DATE: [March 13, 1997]

CONTRACT NUMBER: [8390000002]            ANNUITY DATE: [March 13,  2041]

Beneficiary and Annuitant: As named by the Owner at the Issue Date, unless changes according to the Contract provisions.

PURCHASE PAYMENTS:

     INITIAL PURCHASE PAYMENT:              [$999,999.00]

     MINIMUM SUBSEQUENT PURCHASE PAYMENT:   $500 OR $100 for automatic
                                            check option.

     MAXIMUM TOTAL PURCHASE PAYMENT:        $500,000
                                            without prior company approval.

ALLOCATION GUIDELINES:

The Owner can select up to 10 investment options, including Sub-Accounts, the Fixed Account and the Guarantee Periods of the IA Account.

If the Purchase Payments and forms required to issue a Contract are in good order, the initial Net Purchase Payment will be credited to the Contract Value within two (2) business days after receipt by the Company. Additional Purchase Payments will be credited to the Contract Value as of the Valuation Period when they are received.

Allocation percentages must be in whole numbers. Each allocation must be at least 5% or $500 (whichever is greater) except for certain plans referenced in the Purchase Payment definition on page 9. Allocations made pursuant to a Pre-approved Rebalancing Program are not subject to such limitations.

CONTRACT MAINTENANCE CHARGE:

$30.00 assessed on each Contract Anniversary if the total accumulated value in the Contract on the anniversary is less than $75,000. If the total accumulated value in the Contract on the date of a full surrender is less than $75,000, the Contract Maintenance Charge is assessed in addition to any applicable Contingent Deferred Sales Charge or Interest Adjustment.

MORTALITY AND EXPENSE RISK CHARGE:

Equal, on an annual basis, to 1.25% of the average daily net asset value of the Separate Account.

ADMINISTRATION CHARGE:

Equal, on an annual basis, to .15% of the average daily net asset value of the Separate Account.

DISTRIBUTION EXPENSE CHARGE:

None

TRANSFERS:

NUMBER OF TRANSFERS PERMITTED: No limit during the Accumulation Period.

TRANSFER FEE: The lesser of $25.00 or 2% of the amount transferred. No transfer fee on the first 12 transfers in a Contract Year. The transfer fee is deducted from the amount transferred. Transfers made at the end of the Right to Examine Contract Period by the Company and any transfers made pursuant to a Pre-approved Dollar Cost Averaging Program or pursuant to a Pre-approved Rebalancing Program will not be counted in determining the application of the Transfer Fee.

MINIMUM AMOUNT TO BE TRANSFERRED: $250 from any Account or the Owner's entire interest in any Account, if less. This requirement is waived if the transfer is pursuant to a Pre-approved Dollar Cost Averaging Program or a Pre-approved Rebalancing Program.

MINIMUM AMOUNT WHICH MUST REMAIN IN EACH ACCOUNT AFTER A TRANSFER: $500 per Account or $0, if the entire amount in any Account is transferred.

MAXIMUM AMOUNT WHICH CAN BE TRANSFERRED FROM THE FIXED ACCOUNT TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD: 25% of the Owner's Fixed Account Value in any one Contract Year and then only at the end of a Guarantee Period. This requirement is waived if the transfer is pursuant to a Pre-approved Dollar Cost Averaging Program or a Pre-approved Rebalancing program.

MAXIMUM AMOUNT THAT CAN BE TRANSFERRED FROM ANY GUARANTEE PERIOD IN THE INTEREST ADJUSTMENT ACCOUNT TO ANY ACCOUNT DURING THE ACCUMULATION PERIOD: 25% of the Owner's value in the Interest Adjustment Account as of the beginning of the current Contract Year. If the Effective Date of the Interest Adjustment Account is after the beginning of the current Contract Year, then the maximum amount which can be transferred is 25% of the Purchase Payment allocated to the Interest Adjustment Account.

WITHDRAWALS: A Contingent Deferred Sales Charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal and will be deducted from the Contract Value remaining in the Contract. The Contingent Deferred Sales Charge is based upon the length of time from receipt of Purchase Payments to the date of withdrawal. Each Purchase Payment is tracked as to its date of receipt and withdrawals thereof are determined in accordance with the following:


         NUMBER OF COMPLETE
         YEARS SINCE RECEIPT
         OF PURCHASE  PAYMENTS                              CHARGE
         -----------  --------                              ------

                  0                                           8.5%
                  1                                           8.0%
                  2                                           7.5%
                  3                                           7.0%
                  4                                           6.5%
                  5                                           6.0%
                  6                                           5.0%
                  7                                           4.0%
                  8                                           3.0%
                  9                                           2.0%
                  10+                                         0.0%

FREE WITHDRAWAL: On each Contract Anniversary, the Free Withdrawal Amount is equal to the greater of: (a) the earnings in the Contract or (b) 10% of remaining Purchase Payments as of the beginning of the current Contract Year. On other than Contract Anniversaries, the Free Withdrawal Amount is equal to the Free Withdrawal Amount at the beginning of the Contract Year less amounts withdrawn without deduction of Contingent Deferred Sales Charges during the Contract Year. The Free Withdrawal Amount is not available for a total surrender.

MINIMUM PARTIAL WITHDRAWAL: $500. This requirement is waived if the partial withdrawal is pursuant to a Systematic Withdrawal Option.

MINIMUM  CONTRACT  VALUE  WHICH  MUST  REMAIN  IN THE  CONTRACT  AFTER A PARTIAL
WITHDRAWAL: $2000

MINIMUM  CONTRACT  VALUE  WHICH  MUST  REMAIN  IN ANY  ACCOUNT  AFTER A  PARTIAL
WITHDRAWAL: $500

WAIVER OF CONTINGENT DEFERRED SALES CHARGE: After the first Contract Year, the Contingent Deferred Sales Charge will not apply if: (a) the Owner, or the older Owner if the Contract is jointly owned, becomes confined to a Nursing Home for at least 90 consecutive days; (b) confinement in a Nursing Home is certified by a physician and is medically necessary; and (c) the request for a full surrender or a partial withdrawal and adequate proof of confinement, in writing, are received by the Company, no later than 90 days after discharge from a Nursing Home.

ELIGIBLE FUNDS:                                                   SUB-ACCOUNTS:

     MFS VARIABLE INSURANCE TRUST

         MFS Emerging Growth Series                               MFS Emerging Growth Sub-Account
         MFS Total Return Series                                  MFS Total Return Sub-Account

     FEDERATED INSURANCE SERIES

         Federated High Income Bond Fund II                       Federated High Income Bond Sub-Account
         Federated Utility Fund II                                Federated Utility Sub-Account
         Federated Fund for U.S. Government                       Federated U.S. Government Securities
           Securities II                                             Sub-Account

     DREYFUS STOCK INDEX FUND                                     Dreyfus Stock Index Sub-Account

     DREYFUS VARIABLE INVESTMENT FUND
         Growth and Income Portfolio                              Dreyfus Growth and Income Sub-Account

     SCUDDER VARIABLE LIFE INVESTMENT FUND

         Money Market Portfolio                                   Scudder Money Market Sub-Account
         International Portfolio, Class A                         Scudder International Sub-Account

     ALGER AMERICAN FUND

          Alger American Growth Portfolio                         Alger American Growth Sub-Account

     VAN ECK WORLDWIDE INSURANCE TRUST

         Worldwide Hard Asset Fund                                Van Eck Worldwide Hard Assets Sub-
                                                                     Account

ELIGIBLE FUNDS: As selected by the Owner in the application unless changed according to the Contract provisions.

SEPARATE ACCOUNT:  United Life & Annuity Separate Account One

FIXED ACCOUNT:
         INITIAL GUARANTEE PERIOD: 1 Year
         INITIAL CURRENT INTEREST RATE: 4.25%
         MINIMUM GUARANTEED INTEREST RATE: 3%

CURRENT IA ACCOUNT GUARANTEE PERIOD OPTIONS:
         MINIMUM GUARANTEED INTEREST RATE: 3%

         3 Years
         5 Years
         7 Years

IA ACCOUNT:

         None

INTEREST ADJUSTMENT FACTOR: The Interest Adjustment Factor is equal to:

                  [ ( 1 + i ) / ( 1 + j + .004) ] n/12      - 1


Where   i =       Current  Interest  Rate  credited to the Owner's  Contract
                  Value allocated to a Guarantee Period as of the beginning of the Guarantee Period.

        j = Current Interest Rate then being offered for new Guarantee Periods with durations equal to the number of years in the current Guarantee Period.

        n =       Number of full months remaining in the Guarantee Period.

RIDERS:

                                   DEFINITIONS

ACCOUNT: The Fixed Account, each Guaranteed Period of the IA Account and each Sub-Account.

ACCUMULATION PERIOD: The period prior to the Annuity Date during which Purchase Payments may be made by the Owner.

ACCUMULATION UNIT: A unit of measure used to determine the value of the Owner's interest in a Sub-Account of the Separate Account during the Accumulation Period.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable Premium Tax and Contract Maintenance Charge. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

AGE:  The age of any Owner or Annuitant on his/her last birthday.

ANNUITANT: The natural person on whose life Annuity Payments to the Owner are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE: The date on which Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY OPTIONS:  Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Owner or any named payee after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning with the Annuity Date during which Annuity Payments are made.

BENEFICIARY: The person(s) or entity(ies) who will receive the death benefit payable under a Contract.

COMPANY: United Life & Annuity Insurance Company. The office indicated on the Contract Schedule to which notices, requests, and Purchase Payments must be sent. All sums payable to the Company and payable by the Company are payable the Company's Home Office.

CONTRACT ANNIVERSARY:  The anniversary of the Issue Date.

CONTRACT VALUE: The dollar value as of any Valuation Period of all amounts accumulated in a Contract.

CONTRACT WITHDRAWAL VALUE: The Contract Value less any applicable Premium Tax, less any Contingent Deferred Sales Charge, less any applicable Contract Maintenance Charge and plus or minus any Interest Adjustment.

CONTRACT YEAR: The first Contract Year is the annual period which begins on the Issue Date. Subsequent Contract Years begin on each anniversary of the Issue Date.

CURRENT INTEREST RATE: The interest rate credited to the Contract Value by the Company for any given Guarantee Period in the IA Account or Fixed Account. The Initial Current Interest Rates for the selected Guarantee Periods and for the Fixed Account and the IA Account are shown on the Contract Schedule.

EFFECTIVE DATE: The Effective Date of a Guarantee Period with a Current Interest Rate.

ELIGIBLE FUND:  An investment entity shown on the Contract Schedule.

FIXED ACCOUNT:  An investment option within the General Account.

FIXED ANNUITY: A series of payments made during the Annuity Period which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT: The Company's general investment account which contains all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

GUARANTEE PERIOD: The period for which the Current Interest Rate is credited in either the IA Account or the Fixed Account. The initial Guarantee Periods selected by the Owner are shown on the Contract Schedule.

ISSUE DATE: The date a Contract is issued to the Owner(s). The Issue Date is shown on the Contract Schedule.

INTEREST ADJUSTMENT: An adjustment to the amount withdrawn, transferred or annuitized from a IA Account prior to the end of the applicable Guarantee Period. The adjustment reflects the change in the value of the funds withdrawn or transferred due to the change in the interest rates since the beginning of the Guarantee Period.

IA ACCOUNT: An investment option where the Company guarantees the rate of interest for a specified Period and where withdrawals or transfers may be subject to an Interest Adjustment.

NET PURCHASE PAYMENT:  A Purchase Payment less any applicable Premium Tax.

OWNER: The person(s) who owns the Contract.

PORTFOLIO: A segment of an Eligible Fund which constitutes a separate and distinct class of shares. Portfolios which are available for investment by the Sub-Accounts under this Contract are shown on the Contract Schedule.

PREMIUM TAX: Any premium taxes incurred to any governmental entity and assessed against Purchase Payments or the Contract Value.

PURCHASE PAYMENT: A payment made by the Owner with respect to this Contract. The minimum initial Purchase Payment for Qualified Contracts is $2,000 (except for IRA's, 403(b)'s and some automatic premium payment plans). The minimum initial Purchase Payment for Non-Qualified Contracts is $5,000.

SEPARATE ACCOUNT: The Company's Separate Account designated on the Contract Schedule.

SUB-ACCOUNT: Separate Account assets are divided into Sub-Accounts which are listed on the Contract Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Fund or a Portfolio of an Eligible Fund.

VALUATION DATE: Each day on which the Company and the New York Stock Exchange ("NYSE") are open for business.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

WRITTEN REQUEST: A request in writing, in a form satisfactory to the Company, which is received by the Company.



                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS: The initial Purchase Payment due on the Issue Date. Subject to the maximum and minimum shown on the Contract Schedule, the Owner may make subsequent Purchase Payments and may increase or decrease or change the frequency of such payments. The Company reserves the right to reject any Application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS: Net Purchase Payments are allocated to one or more of the Fixed Account or the IA Account Guarantee Period options and/or to one or more Sub-Accounts of the Separate Account in accordance with the selections made by the Owner. The allocation of the initial Net Purchase Payment for the Owner is made in accordance with the selection made by the Owner at the Issue Date. Unless otherwise changed by the Owner, subsequent Net Purchase Payments are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Contract Schedule. The Company has reserved the right to allocate initial Net Purchase Payments to a Money Market Sub-Account until the expiration of the Right to Examine Contract period.

                           SEPARATE ACCOUNT PROVISIONS

THE  SEPARATE  ACCOUNT:  The  Separate  Account is  designated  on the  Contract
Schedule and consists of assets set aside by the Company, which are kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under this Contract are listed on the Contract Schedule. The assets of the Sub-Accounts are allocated to the Eligible Fund(s) and the Portfolio(s), if any, within an Eligible Fund, shown on the Contract Schedule. The Company may, from time to time, add additional Eligible Fund(s) or Portfolio(s) to those shown on the Contract Schedule. The Owner may be permitted to transfer Contract Values or allocate Net Purchase Payments to the additional Sub-Account(s) within the Separate Account. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Fund(s) or any Portfolio(s) within an Eligible Fund become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under this Contract.

VALUATION OF ASSETS: The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Net Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Company.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

       A is (i) the net asset value per share of the Eligible Fund or Portfolios of an Eligible Fund held by the Sub-Account for the current Valuation Period; plus

                  (ii) any dividend or capital gains per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date within the current Valuation Period; plus or minus

                  (iii) the cumulative per share charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

       B is the net asset value per share of the Eligible Fund or Portfolio held by the Sub-Account for the immediately preceding Valuation Period; plus or minus the cumulative per share charge or credit for taxes reserved for the immediately preceding Valuation Date.

       C is the factor representing the cumulative unpaid charge for the Mortality and Expense Risk Charge, for the Administrative Charge, and for the Distribution Expense Charge, if any, which are shown on the Contract Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE: Each Valuation Period, the Company deducts an Administrative Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of this Contract and the Separate Account.

DISTRIBUTION  EXPENSE  CHARGE:  Each  Valuation  Period,  the Company  deducts a
Distribution Expense Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Distribution Charge compensates the Company for the costs associated with the distribution of the Contracts.

                                   IA ACCOUNT

IA ACCOUNT: Net Purchase Payments may be allocated to one or more of the IA Account Guarantee Period options which are available at the time the Purchase Payment is made. The initial IA Account Guarantee Period options are shown on the Contract Schedule. In addition, during the Accumulation Period, Contract Values can be transferred from the Separate Account and/or the Fixed Account to one or more of the IA Account Guarantee Period options on the next Contract Anniversary.

INTEREST TO BE CREDITED: The initial Current Interest Rate for the initial Guarantee Period of the IA Account is shown on the Contract Schedule. After the initial Guarantee Period, the Current Interest Rate for any subsequent Guarantee Period of the IA Account may change. All interest payable under a Contract is compounded daily at the stated effective annual interest rate. In no event will the Current Interest Rate be less than the Minimum Guaranteed Interest Rate specified on the Contract Schedule.

GUARANTEE PERIOD: The initial Guarantee Period is shown on the Contract Schedule. During the thirty (30) days prior to the end of a Guarantee Period, the Owner may renew for the same or any other Guarantee Period at the then Current Interest Rate or may elect to transfer all or a portion of the amount to the Fixed Account or to the Separate Account. Any transfer elected will be made as of the last Valuation Date of a current Guarantee Period and will not be subject to the Interest Adjustment.

If the Owner does not specify a Guarantee Period at the time of renewal, the Company will select the same Guarantee Period as has just expired, so long as such Guarantee Period does not extend beyond the latest Annuity Date that can be selected by the Owner. If such Guarantee Period does extend beyond the latest Annuity Date, the Company will choose the longest period that will not extend beyond such date. If a renewal occurs within one year of the latest Annuity Date, the Company will choose the 1-year Fixed Account option and will credit interest up to the Annuity Date at the Current Interest Rate for the one year Guarantee Period as of the renewal date.

MULTIPLE GUARANTEE PERIODS: The Owner may elect one or more Guarantee Periods subject to the Company's underwriting rules. Multiple Guarantee Periods are treated separately for purposes of applying the Interest Adjustment. The Company reserves the right to credit different Current Interest Rates to the Contact Value attributable:

     1.   to different Guarantee Periods; and

     2.   to Guarantee  Periods of the same  duration with  different  Effective
          Dates.

CHANGE IN GUARANTEE PERIOD: The Owner may upon Written Request change to any Guarantee Period then being offered by the Company with respect to contracts of this type and class. The Interest Adjustment will apply to a change made at any time other than at the end of a Guarantee Period. The Interest Adjustment will not apply to a change made at the end of a Guarantee Period if written request is received by the Company within thirty (30) days prior to the end of the Guarantee Period.

INTEREST ADJUSTMENT: Except on the latest Annuity Date, any amount withdrawn, transferred or annuitized prior to the end of that Guarantee Period may be subject to an Interest Adjustment. The Interest Adjustment will be calculated using the formula which provides you with the larger value. The formulas are calculated by: (a) multiplying the amount withdrawn, transferred or annuitized by the Interest Adjustment Factor shown below or by (b) accumulating the amount of Purchase Payment withdrawn, transferred or annuitized at an effective annual interest rate of three percent (3%). Both (a) and (b) will be adjusted for any applicable Contingent Deferred Sales Charge and any prior deductions for withdrawals or taxes.

There will be no Interest Adjustment on withdrawals from the IA Account in the following situations: (1) death benefit paid under the Contract; (2) amounts withdrawn to pay fees or charges; (3) amounts withdrawn or transferred from the IA Account at the end of the Guarantee Period; and (4) amounts withdrawn pursuant to the Free Withdrawal Provision.

IA ACCOUNT VALUES: The IA Account Value of the Contract at any time is equal to:

     1.   the Net Purchase Payments allocated to the IA Account; plus

     2.   the Contract Value transferred to the IA Account; plus

     3.   interest credited to the Owner's interest in the IA Account; less

     4. any prior withdrawals of the Contract Value in the IA Account and any Contingent Deferred Sales Charge; less

     5.   any Contract Value transferred from the IA Account; less

     6.   Contract Maintenance Charges or Transfer Fees.

Any subsequent Purchase Payments and transfers to the IA Account will be allocated to a new Guarantee Period with a new Effective Date.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT VALUES: The Fixed Account Value of the Contract at any time is equal to:

     1.   the Net Purchase Payments allocated to the Fixed Account; plus

     2.   the Contract Value transferred to the Fixed Account; plus

     3.   interest credited to the Owner's interest in the Fixed Account; less

     4. any prior withdrawals of the Contract Value in the Fixed Account and any Contingent Deferred Sales Charge; less

     5.   any Contract Value transferred from the Fixed Account; less

     6.   Contract Maintenance Charges or Transfer Fees.

INTEREST TO BE CREDITED: The Company guarantees that the interest to be credited to the Fixed Account will not be less than the Minimum Guaranteed Interest Rate shown on the Contract Schedule. The Company may credit additional interest, at its sole discretion, for any Fixed Account option. The Fixed Account option and the Initial Current Interest Rate are shown on the Contract Schedule.

                                 CONTRACT VALUE

The Contract Value for any Valuation Period is the sum of the Contract Value in each of the Sub-Accounts of the Separate Account, the Contract Value in the IA Account and the Contract Value in the Fixed Account.

The Contract Value in a Sub-Account of the Separate Account is determined by multiplying the number of Accumulation Units allocated to the Contract for the Sub-Account by the Accumulation Unit Value.

Withdrawals will result in the cancellation of Accumulation Units in a Sub-Account or a reduction in the Fixed Account or the IA Account, as applicable.

                           CONTRACT MAINTENANCE CHARGE

DEDUCTION FOR CONTRACT MAINTENANCE CHARGE: During the Accumulation Period, on each Contract Anniversary the Company deducts a Contract Maintenance Charge from the Contract Value by reducing the Contract Values in the Fixed Account and/or the IA Account and by canceling Accumulation Units from each applicable Sub-Account to reimburse it for expenses relating to maintenance of the Contract. The Contract Maintenance Charge will be deducted from the Fixed Account and/or the IA Account and the Sub-Accounts in the Separate Account in the same proportion that the amount of Contract Value in the Fixed Account and/or the IA Account and each Sub-Account bears to the total Contract Value. The Contract Maintenance Charge is shown on the Contract Schedule. During the Accumulation Period, the Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while the Contract is in force. If a total withdrawal is made on other than a Contract Anniversary, the Contract Maintenance Charge will be deducted at the time of withdrawal.

                                    TRANSFERS

TRANSFERS PRIOR TO THE ANNUITY DATE: Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period shown on the Contract Schedule, the Owner may, after the expiration of any Right to Examine Contract Period, transfer all or part of the Contract Value in the Fixed
Account, the IA Account or a Sub-Account by Written Request without the imposition of any Transfer Fee if there have been no more than the number of free transfers as shown on the Contract Schedule for the Contract Year. All transfers are subject to the following:

     1. If more than the number of free transfers, shown on the Contract Schedule, have been made in a Contract Year, the Company will deduct a Transfer Fee, shown on the Contract Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the amount which is transferred.

     2. The minimum amount which can be transferred from a Sub-Account is shown on the Contract Schedule. The minimum amount which must remain in a Sub-Account is shown on the Contract Schedule. The maximum amount which can be transferred from the Fixed Account to the Separate Account or the IA Account is shown on the Contract Schedule. The maximum amount that can be transferred from an IA Account Guarantee Period to another Account is shown on the Contract Schedule.

     3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Owner's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Company.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS: During the Accumulation Period, the Owner may, upon Written Request, make a total or partial withdrawal of the Contract Withdrawal Value.

Unless the Owner instructs the Company otherwise, a partial withdrawal will be made from the Separate Account. A partial withdrawal from the Separate Account will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Owner's interest in the Sub-Account bears to the total Contract Value in all Sub-Accounts. The Owner must specify by Written Request in advance which Sub-Account Accumulation Units are to be canceled if other than the above method is desired.

A partial withdrawal from the Fixed Account or the IA Account is made when there are multiple Guarantee Periods by a withdrawal first from the one year Fixed Account and next from the Guarantee Period of the shortest remaining duration and then from the Guarantee Period with the earliest Effective Date where the Guarantee Periods are of the same duration. A partial withdrawal is taken first from the Contract Withdrawal Value for which the Free Withdrawal Provision applies and then from the Contract Withdrawal Value for which there is no waiver. A withdrawal from the IA Account may be subject to an Interest Adjustment.

The Company will pay the amount of any withdrawal within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the amount shown on the Contract Schedule. The minimum Contract Value which must remain in the Contract after a partial withdrawal is shown on the Contract Schedule. The minimum Contract Value which must remain in an Account after a partial withdrawal is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a withdrawal of the Contract Withdrawal Value, a Contingent Deferred Sales Charge as set forth on the Contract Schedule may be assessed. The Contingent Deferred Sales Charge may be waived as set forth on the Contract Schedule under "Free Withdrawal" and "Waiver of Contingent Deferred Sales Charge."

                            PROCEEDS PAYABLE ON DEATH

DEATH OF OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Owner, or Joint Owner, prior to the Annuity Date, the death benefit will be paid to the Beneficiary(ies) designated by the Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Owner, he or she may elect to continue the Contract at the then current Contract Value in his or her own name and exercise all the Owner's rights under the Contract.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be: the greater of (i) the Purchase Payments, less any withdrawals and related Contingent Deferred Sales Charges; or (ii) the Contract Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Owner during the Accumulation Period:

     Option 1 - lump sum payment of the death benefit; or


     Option 2 - the payment of the entire death benefit within five (5) years of the date of death of the Owner; or

     Option 3 - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or any Joint Owner.

Any portion of the death benefit not applied under Option 3 within one (1) year of the date of the Owner's death must be distributed within five (5) years of the date of death.

A spousal Beneficiary may elect to continue the Contract in his or her own name at the then current Contract Value, elect a lump sum payment of the death benefit, or apply the death benefit to the Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a single sum, may only be elected during the (60) day period beginning with the date of receipt of proof of death.

DEATH OF OWNER DURING THE ANNUITY PERIOD: If the Owner, or a Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Owner's death. Upon the death of the Owner during the Annuity Period, the Beneficiary becomes the Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within thirty (30) days of the death of the Annuitant, the Owner will become the Annuitant. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

1.   a certified death certificate;

2. a certified decree of a court of competent jurisdiction as to the finding of death; or

3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner.

Unless the Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

1. to the Primary Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

2. to the Contingent Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if there are none

3.   to the estate of the Owner.

     CHANGE  OF   BENEFICIARY:   Subject  to  the  rights  of  any   irrevocable
     Beneficiary(ies), the Owner may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change may be made by Written Request. The change will take effect as of the date the Written Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Separate Account for a withdrawal or transfer for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or if it is not reasonably practicable to determine the value of the Separate Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

The Company further reserves the right to postpone payments from the Fixed Account and the IA Account for the a period permitted by law but not more than of up to six (6) months.

               OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

OWNER: The Owner has all interest and right to amounts held in his or her Contract. The Owner is the person designated as such on the Issue Date, unless changed.

The Owner may change Owners of the Contract at any time prior to the Annuity Date by Written Request. A change of Owner will automatically revoke any prior designation of Owner. The change will become effective as of the date the Written Request is signed. A new designation of Owner will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT OWNER: A Contract may be owned by Joint Owners. If Joint Owners are named, any Joint Owner must be the spouse of the other Owner. Upon the death of either Owner, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Owner at the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed after the Annuity Date nor in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

ASSIGNMENT OF A CONTRACT: A Written Request specifying the terms of an assignment of a Contract must be provided to the Company. Until the Written
Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in the Contract by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with Company consent.

If the Contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Annuity Date, the Adjusted Contract Value will be applied under the Annuity Option selected by the Owner. Annuity Payments will be made on a fixed basis only.

ANNUITY DATE: The Annuity Date is selected by the Owner at the Issue Date. The Annuity Date must be at least three (3) years after the Issue Date. The Annuity Date may not be later than when the Annuitant reaches attained age 85 or 10 years after the Issue Date for issue ages after age 75.

Prior to the Annuity Date, the Owner, subject to the above, may change the Annuity Date by Written Request. Any change must be requested at least thirty
(30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option may be selected by Written Request of the Owner. If no Annuity Option is selected, Option B with 120 monthly payments guaranteed will automatically be applied. Prior to the Annuity Date, the Owner can change the Annuity Option selected by Written Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS: Annuity Payments are paid in monthly installments. The Adjusted Contract Value is applied to the Annuity Table for the Annuity Option selected. If the Adjusted Contract Value to be applied under an Annuity Option is less than $2,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or become less than $200, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $200.

ANNUITY OPTIONS: The following Annuity Options or any other annuity option acceptable to the Company may be selected:

OPTION  A.  LIFE  ANNUITY:  Monthly  Annuity  Payments  during  the  life of the
Annuitant.

OPTION B. LIFE  ANNUITY  WITH  PERIODS  CERTAIN OF 60,  120,  180 OR 240 MONTHS:
Monthly Annuity Payments during the lifetime of the Annuitant and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as selected.

OPTION C. JOINT AND SURVIVOR ANNUITY: Monthly Annuity Payments payable during the joint lifetime of the Annuitant and a Joint Annuitant and then during the lifetime of the survivor.

FIXED ANNUITY: The Adjusted Contract Account Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. Unless the Owner specifies otherwise, the payee of the Annuity Payments shall be the Owner.

The Adjusted Contract Account Value will be applied to the applicable Annuity Table contained in the Contract based upon the Annuity Option selected by the Owner. The amount of the first payment for each $1,000 of Adjusted Contract Value is shown in the Annuity Tables. If, as of the Annuity Date, the current Annuity Option rates applicable to this class of contracts provide an initial Annuity Payment greater than that guaranteed under the same Annuity Option under this Contract, the greater payment will be made. The dollar amount of each Fixed Annuity Payment shall be determined in accordance with Annuity Tables contained in this Contract which are based on the minimum guaranteed interest rate of 3% per year.

MORTALITY TABLES: The Annuity Tables contained in the Contract utilize a minimum guaranteed rate of 3% per year for the determination of the monthly Fixed Annuity Payment.

The mortality table used in determining the Annuity Purchase Rates for Option A, B, and C is the 1983 Individual Annuity Mortality Table A with Projection Scale G.

The dollar amount of an Annuity Payment for any Age or combination of Ages not shown in the Tables or for any other form of Annuity Option agreed to by the Company will be provided by the Company upon request.

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, the Application, if any, and any riders or endorsements attached to this Contract.

This Contract may be changed or altered only by the President or Vice President and the Secretary of the Company. A change or alteration must be made in writing.

MISSTATEMENT OF AGE: If the Age of any Annuitant has been misstated, any Annuity benefits payable will be the Annuity benefits provided by the correct Age. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid.

INCONTESTABILITY: A Contract will not be contestable after it has been in force for a period of two (2) years from the Issue Date.

MODIFICATION: This Contract may be modified in order to maintain compliance with applicable state and federal law.

NON-PARTICIPATING:   This  Contract  will  not  share  in  any  distribution  of dividends.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based.

PROOF OF AGE: The Company may require evidence of Age of any Annuitant or Owner.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor if the person is entitled to them under any Contract. No payment and no amount under any Contract can be taken or assigned in advance of its payment date unless the Company receives the Owner's written consent.

REPORTS: At least once each calendar year, the Company will furnish the Owner with a report showing the Contract Value and any other information as may be required by law. Reports will be sent to the last known address of the Owner.

TAXES: Any taxes paid to any governmental entity relating to any Contract will be deducted from the Purchase Payment or Contract Value when incurred. The Company will, in its sole discretion, determine when taxes have resulted from the investment experience of the Separate Account, receipt by the Company of the Purchase Payments, or commencement of Annuity Payments. The Company may, in its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right the Company may have to deduct amounts at a later date. The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS: All values payable under the Contract will not be less than the minimum benefits required by the laws and regulations of the states in which the Contract is delivered.

                                 ANNUITY TABLES


          --------------------------------------------------------------------------------------------------------------------------
                                                                  Life Annuity

          --------------------------------------------------------------------------------------------------------------------------
          --------------------------------- -------------------------------------------------------------------- -------------------
                   Without Period                                     Period Certain                                  Installment
                      Certain                                           10 years 15                                     Refund
                                                                      years 20 years
          --------------------------------- -------------------------------------------------------------------- -------------------
          ---------- ----------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- --------
             Age        Male      Female       Male      Female      Male       Female      Male       Female      Male       Female
          ---------- ----------- ---------- ----------- ---------- ---------- ----------- ---------- -----------  ---------  -------
             *5         2.79       2.73        2.79       2.73       2.79        2.73       2.79        2.73       2.78        2.73
              6         2.80       2.74        2.80       2.74       2.80        2.74       2.80        2.74       2.79        2.73
              7         2.81       2.75        2.81       2.75       2.81        2.75       2.81        2.75       2.80        2.74
              8         2.82       2.76        2.82       2.76       2.82        2.76       2.82        2.75       2.81        2.75
              9         2.83       2.77        2.83       2.77       2.83        2.76       2.83        2.76       2.82        2.76
             10         2.85       2.78        2.84       2.77       2.84        2.77       2.84        2.77       2.84        2.77
             11         2.86       2.79        2.86       2.79       2.86        2.78       2.85        2.78       2.85        2.78
             12         2.87       2.80        2.87       2.80       2.87        2.79       2.86        2.79       2.86        2.79
             13         2.88       2.81        2.88       2.81       2.88        2.81       2.88        2.80       2.87        2.80
             14         2.90       2.82        2.90       2.82       2.89        2.82       2.89        2.82       2.88        2.81
             15         2.91       2.83        2.91       2.83       2.91        2.83       2.91        2.83       2.90        2.82
             16         2.93       2.84        2.92       2.84       2.92        2.84       2.92        2.84       2.91        2.84
             17         2.94       2.85        2.94       2.85       2.94        2.85       2.93        2.85       2.93        2.85
             18         2.96       2.87        2.96       2.87       2.95        2.87       2.95        2.86       2.94        2.86
             19         2.97       2.88        2.97       2.88       2.97        2.88       2.97        2.88       2.96        2.87
             20         2.99       2.90        2.99       2.89       2.99        2.89       2.98        2.89       2.98        2.89
             21         3.01       2.91        3.01       2.91       3.00        2.91       3.00        2.91       2.99        2.90
             22         3.03       2.93        3.03       2.92       3.02        2.92       3.02        2.92       3.01        2.92
             23         3.05       2.94        3.04       2.94       3.04        2.94       3.04        2.94       3.03        2.93
             24         3.07       2.96        3.06       2.96       3.06        2.95       3.06        2.95       3.05        2.95
             25         3.09       2.97        3.08       2.97       3.08        2.97       3.08        2.97       3.07        2.96
             26         3.11       2.99        3.11       2.99       3.10        2.99       3.10        2.99       3.09        2.98
             27         3.13       3.01        3.13       3.01       3.13        3.01       3.12        3.00       3.11        3.00
             28         3.16       3.03        3.15       3.03       3.15        3.03       3.14        3.02       3.13        3.02
             29         3.18       3.05        3.18       3.05       3.17        3.05       3.17        3.04       3.16        3.04
             30         3.21       3.07        3.20       3.07       3.20        3.07       3.19        3.06       3.18        3.06
             31         3.23       3.09        3.23       3.09       3.22        3.09       3.22        3.08       3.20        3.08
             32         3.26       3.11        3.26       3.11       3.25        3.11       3.24        3.11       3.23        3.10
             33         3.29       3.14        3.29       3.14       3.28        3.13       3.27        3.13       3.25        3.12
             34         3.32       3.16        3.32       3.16       3.31        3.16       3.30        3.15       3.29        3.14
             35         3.35       3.19        3.35       3.19       3.34        3.18       3.33        3.18       3.31        3.17
             36         3.39       3.21        3.38       3.21       3.38        3.21       3.36        3.20       3.34        3.19
             37         3.42       3.24        3.42       3.24       3.41        3.24       3.40        3.23       3.37        3.22
             38         3.46       3.27        3.46       3.27       3.45        3.27       3.43        3.26       3.41        3.25
             39         3.50       3.30        3.49       3.30       3.48        3.30       3.47        3.29       3.45        3.28
             40         3.54       3.34        3.54       3.33       3.52        3.33       3.50        3.32       3.48        3.31
             41         3.59       3.37        3.58       3.37       3.56        3.36       3.54        3.35       3.52        3.34
             42         3.63       3.41        3.62       3.40       3.61        3.40       3.58        3.38       3.56        3.37
             43         3.68       3.44        3.67       3.44       .3.65       3.43       3.62        3.42       3.60        3.41
             44         3.73       3.48        3.72       3.48       3.70        3.47       3.66        3.46       3.64        3.44
             45         3.78       3.52        3.77       3.52       3.74        3.51       3.71        3.49       3.68        3.48
             46         3.84       3.57        3.82       3.56       3.79        3.55       3.75        3.53       3.73        3.51
             47         3.90       3.61        3.87       3.60       3.84        3.59       3.80        3.57       3.78        3.56
             48         3.96       3.66        3.93       3.65       3.90        3.64       3.85        3.62       3.83        3.60
             49         4.02       3.71        3.99       3.70       3.96        3.68       3.90        3.66       3.89        3.64
             50         4.08       3.76        4.05       3.75       4.01        3.73       3.96        3.71       3.94        3.69
             51         4.15       3.82        4.12       3.80       4.08        3.79       4.01        3.76       3.99        3.74
             52         4.23       3.88        4.19       3.86       4.14        3.84       4.07        3.81       4.06        3.79
             53         4.30       3.94        4.26       3.92       4.21        3.90       4.12        3.86       4.11        3.84
             54         4.39       4.00        4.34       3.98       4.28        3.96       4.18        3.91       4.18        3.90
             55         4.47       4.07        4.42       4.05       4.35        4.02       4.24        3.97       4.25        3.96
             56         4.56       4.14        4.50       4.12       4.42        4.08       4.31        4.03       4.32        4.01
             57         4.66       4.22        4.59       4.19       4.50        4.15       4.37        4.09       4.40        4.08
             58         4.76       4.30        4.68       4.27       4.58        4.22       4.43        4.15       4.48        4.15
             59         4.87       4.39        4.78       4.35       4.67        4.30       4.50        4.22       4.56        4.22
             60         4.98       4.48        4.89       4.44       4.76        4.38       4.56        4.28       4.65        4.29
             61         5.11       4.57        5.00       4.53       4.85        4.46       4.63        4.35       4.74        4.38
             62         5.24       4.68        5.11       4.62       4.94        4.54       4.70        4.42       4.84        4.46
             63         5.38       4.79        5.23       4.72       5.04        4.63       4.76        4.49       4.94        4.54
             64         5.53       4.90        5.36       4.83       5.13        4.73       4.83        4.56       5.05        4.64
             65         5.69       5.03        5.49       4.94       5.23        4.82       4.89        4.64       5.16        4.74
             66         5.87       5.16        5.63       5.06       5.33        4.92       4.95        4.71       5.27        4.84
             67         6.05       5.31        5.78       5.19       5.44        5.03       5.01        4.78       5.41        4.95
             68         6.25       5.46        5.93       5.32       5.54        5.13       5.07        4.85       5.53        5.06
             69         6.46       5.62        6.08       5.46       5.64        5.24       5.12        4.92       5.67        5.18
             70         6.68       5.80        6.24       5.61       5.74        5.35       5.17        4.99       5.81        5.31
             71         6.92       5.99        6.40       5.77       5.84        5.47       5.22        5.06       5.96        5.45
             72         7.17       6.20        6.57       5.93       5.94        5.58       5.26        5.12       6.12        5.59
             73         7.44       6.42        6.74       6.11       6.03        5.70       5.30        5.17       6.29        5.74
             74         7.73       6.66        6.92       6.28       6.12        5.81       5.34        5.23       6.47        5.91
             75         8.04       6.93        7.09       6.47       6.21        5.92       5.37        5.27       6.65        6.07
             76         8.37       7.21        7.27       6.66       6.29        6.03       5.40        5.32       6.85        6.26
             77         8.72       7.51        7.45       6.86       6.37        6.13       5.42        5.36       7.05        6.45
             78         9.10       7.84        7.62       7.06       6.44        6.23       5.44        5.39       7.27        6.65
             79         9.51       8.19        7.80       7.26       6.51        6.32       5.46        5.42       7.50        6.88
             *80        9.94       8.58        7.97       7.46       6.56        6.40       5.48        5.44       7.58        7.11
          ---------- ----------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- --------

     *    For ages below 5 and over 80, rates will be furnished on request.

                           Annuity Tables (continued)

          --------------------------------------------------------------------------------------------------------------------------
                                                            Joint & Survivor Annuity
          --------------------------------------------------------------------------------------------------------------------------
                                                       Full Payment Continued to Survivor
          --------------------------------------------------------------------------------------------------------------------------
          ----------------- ----------------- --------------------------------------------------------------------------------------
                                                                                    Age of Female

         ---------------------------------------------------------------------------------------------------------------------------
         ----------------- ------------------ ----------------- ----------------- --------------------------------------------------
                                                     3                                                                        3
               Age of                              Years                                 Same                               Years
                Male                              Younger                                Age                                Older
          ----------------- ----------------- ----------------- ------------------ ----------------- ----------------- -------------
                 55                                 3.49                                 3.58                                3.67

                 56                                 3.53                                 3.63                                3.72

                 57                                 3.58                                 3.68                                3.78

                 58                                 3.63                                 3.74                                3.84

                 59                                 3.69                                 3.80                                3.91

                 60                                 3.74                                 3.86                                3.98

                 61                                 3.80                                 3.93                                4.06

                 62                                 3.87                                 4.00                                4.14

                 63                                 3.94                                 4.08                                4.22

                 64                                 4.01                                 4.16                                4.31

                 65                                 4.09                                 4.25                                4.41

                 66                                 4.17                                 4.34                                4.52

                 67                                 4.26                                 4.44                                4.63

                 68                                 4.35                                 4.55                                4.75

                 69                                 4.45                                 4.67                                4.88

                 70                                 4.56                                 4.79                                5.02

                 71                                 4.68                                 4.92                                5.17

                 72                                 4.80                                 5.06                                5.33

                 73                                 4.93                                 5.21                                5.50

                 74                                 5.07                                 5.38                                5.68

                 75                                 5.23                                 5.55                                5.88
          ----------------- ----------------- ----------------- ------------------ ----------------- ----------------- -------------


FOR FURTHER INFORMATION, OR SHOULD YOU WISH TO DISCUSS A PROBLEM OR COMPLAINT PLEASE CALL US AT 1-800-825-7568

[GRAPHIC OMITTED]

Baton Rouge, Louisiana

Individual Fixed and Variable  Annuity Contract
Non-participating